Exhibit 10.29


              COMPENSATION FOR NON-MANAGEMENT DIRECTORS OF KEYSPAN
              ----------------------------------------------------


The non-management Directors of KeySpan Corporation receive the following compensation:

                           $43,500 annual retainer;
                           $2,000 committee meeting fee;
                           $5,000 committee chairman retainer;
                           $10,000 audit committee chairman retainer;
                           $10,000 Lead Director retainer; and
                           $64,000 in common stock equivalents granted under the
                                   Directors' Deferred Compensation Plan.

Employee directors receive no additional compensation for serving on the Board or its committees.